UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 1, 2020 (July 1, 2020)

Date of Report (Date of earliest event reported)

Mobile Mini, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Address of Principal Executive Offices) (Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MINI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

As previously disclosed in the Current Report on Form 8-K filed by Mobile Mini, Inc., a Delaware Corporation (“Mobile Mini”), with the Securities and Exchange Commission (the “SEC”) on March 2, 2020, Mobile Mini entered into an Agreement and Plan of Merger, dated as of March 1, 2020, as amended on May 28, 2020 (as so amended, the “Merger Agreement”), by and among Mobile Mini, WillScot Corporation, a Delaware corporation (“WillScot”), and Picasso Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of WillScot (“Merger Sub”).

On July 1, 2020, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into Mobile Mini (the “Merger”). At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased and Mobile Mini continued its existence under Delaware law as the surviving corporation in the Merger and a wholly-owned subsidiary of WillScot.

As a result of the Merger, each issued and outstanding share of Mobile Mini common stock, par value $0.01 per share (the “Mobile Mini Common Stock”) (other than shares held by Mobile Mini as treasury stock or held by its subsidiaries), was converted automatically into the right to receive 2.4050 shares of WillScot’s Class A common stock, par value $0.0001 per share (the “WillScot Class A Common Stock”), and cash in lieu of any fractional shares (the “Merger Consideration”). Immediately following the Effective Time, WillScot filed a certificate of amendment to its certificate of incorporation to change its name (the “Name Change Amendment”) to “WillScot Mobile Mini Holdings Corp.” (“WS Mini Holdings”), and immediately thereafter, filed an amended and restated certificate of incorporation for WS Mini Holdings (the “Amended and Restated Charter”), which reclassified all issued and outstanding shares of WillScot Class A Common Stock and converted such shares into shares of common stock, par value $0.0001 per share, of WS Mini Holdings (the “WillScot Common Stock”).

Immediately prior to the Effective Time, each unvested outstanding restricted stock award with respect to shares of Mobile Mini Common Stock became vested, and in accordance with its terms, was converted into the right to receive the Merger Consideration in respect of each underlying share of Mobile Mini Common Stock. At the Effective Time, each outstanding and unexercised option to purchase shares of Mobile Mini Common Stock was assumed by WillScot and became an option to purchase shares of WillScot Class A Common Stock, on the same terms and conditions as applied to each such option immediately prior to the Effective Time, except that (A) the number of shares of WillScot Class A Common Stock subject to such option equals the product of (i) the number of shares of Mobile Mini Common Stock that were subject to such option immediately prior to the Effective Time multiplied by (ii) 2.4050, rounded down to the nearest whole share, and (B) the per-share exercise price equals the quotient of (i) the exercise price per share of Mobile Mini Common Stock at which such option was exercisable immediately prior to the Effective Time, divided by (ii) 2.4050, rounded up to the nearest whole cent. Immediately thereafter, as a result of the filing of the Amended and Restated Charter, each of the options became exercisable for shares of WillScot Common Stock at the same exchange ratio as for the WillScot Class A Common Stock.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the amendment to the Merger Agreement, which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The total aggregate consideration payable in the Merger was approximately 106,700,000 shares of WillScot Class A Common Stock subject to adjustment based on the final settlement of the shares issued to Mobile Mini stockholders and giving effect to the payment of cash in lieu of any fractional shares. The issuance of shares of WillScot Class A Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-237746) filed by WillScot with the SEC and declared effective on April 20, 2020 (the “Registration Statement”). The joint proxy statement/prospectus, dated May 6, 2020, included in the registration statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the above-described transactions.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 under the heading “Refinancing Transactions” is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, Mobile Mini requested that the Nasdaq Stock Market (“Nasdaq”) suspend trading of Mobile Mini Common Stock on Nasdaq and remove Mobile Mini Common Stock from listing on Nasdaq, in each case, prior to the opening of the market on July 1, 2020. Mobile Mini also requested that Nasdaq file a notification of removal from listing of Mobile Mini Common Stock on Form 25 with the SEC.

Mobile Mini intends to file Form 15 with the SEC to request the deregistration of Mobile Mini Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the suspension of Mobile Mini’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of Mobile Mini Common Stock immediately prior to the Effective Time ceased to have any rights as a shareholder of Mobile Mini other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, in accordance with the Merger Agreement, all of the directors of Mobile Mini ceased serving as directors of Mobile Mini and Bradley L. Soultz, Timothy D. Boswell and Christopher J. Miner became directors of Mobile Mini.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The information set forth in Item 2.01, Item 3.03, Item 5.01 and Item 5.02 is incorporated by reference into this Item 5.03.

As of the Effective Time, the certificate of incorporation of Mobile Mini was amended and restated in its entirety (the “A&R Charter”), and the bylaws of Mobile Mini were amended and restated in their entirety (the “A&R Bylaws”). Copies of the A&R Charter and the A&R Bylaws are attached as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

Refinancing Transactions

On July 1, 2020, in connection with the closing of the Merger and as contemplated by the Merger Agreement: (i) Williams Scotsman International Inc., a Delaware Corporation (“WSII”), deposited with Deutsche Bank Trust Company Americas, as trustee, the funds necessary to redeem all $250.0 million in aggregate principal amount, plus accrued and unpaid interest and the applicable repayment premium (the “Mobile Mini Notes Redemption”), of Mobile Mini’s outstanding 5.875% senior notes due 2024 (the “Mobile Mini Notes”) and (ii) WSII terminated and repaid all amounts due under Mobile Mini’s existing ABL facility (the “Mobile Mini ABL Repayment” and together with the Mobile Mini Notes Redemption, the “Refinancing Transactions”), pursuant to the Second Amended and Restated ABL Credit Agreement, dated March 22, 2019, by and among Mobile Mini, Deutsche Bank AG New York Branch, and the other parties thereto (the “Mobile Mini ABL” ).

Mobile Mini previously notified holders of the Mobile Mini Notes on June 3, 2020, that it had elected to redeem the Mobile Mini Notes on or about July 3, 2020.

As a result of the Refinancing Transactions, Mobile Mini and the other parties to the Mobile Mini ABL and the Mobile Mini Notes have been released from their respective obligations under the Mobile Mini ABL and the Mobile Mini Notes, as applicable, effective as of the Closing Date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*

Agreement and Plan of Merger, dated as of March 1, 2020, by and among WillScot Corporation, Picasso Merger Sub, Inc. and Mobile Mini, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Mobile Mini, Inc., filed on March 5, 2020).

2.2

Amendment to Agreement and Plan of Merger, dated May 28, 2020, by and among WillScot Corporation, Mobile Mini, Inc. and Picasso Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Mobile Mini, Inc., filed on June 2, 2020).

3.1	Amended and Restated Certificate of Incorporation of Mobile Mini, Inc., dated July 1, 2020

3.2	Amended and Restated Bylaws of Mobile Mini, Inc., dated July 1, 2020

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*	Schedule have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Mobile Mini hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobile Mini, Inc.

Date: July 1, 2020	By:	/s/ Christopher J. Miner
Christopher J. Miner
Senior Vice President and General Counsel